EXHIBIT 5.1

THE DONEY LAW FIRM SECURITIES & CORPORATE LAW	Scott P. Doney, Esq. 3651 Lindell Rd Ste D121 Las Vegas, NV 89103 702.982.5686 scott@doneylawfirm.com

August 28, 2026

Logoom Technologies Inc.

L. Avetisyan Street, Deadlock 2, Home 1,

Balahovit, Kotayk, Armenia 2213

tel. no. (719) 642-0914

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Logoom Technologies, Inc., a corporation existing under the laws of the State of Nevada (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the above-referenced Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration of up to 12,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1.	The Registration Statement, including the Prospectus contained therein (the “Prospectus”);
2.	The Articles of Incorporation of the Company, as amended to date;
3.	The Bylaws of the Company, as amended to date;
4.	Resolutions of the Board of Directors of the Company authorizing the offering and the issuance and sale of the Shares; and
5.	Such other corporate records, certificates and documents as we have deemed necessary or appropriate for the purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the form of certificate to be issued representing the Shares will conform in all respects to the requirements applicable under the Nevada Revised Statutes (the “NRS”).

We do not express any opinion as to any laws other than the NRS. Insofar as the opinions expressed herein relate to matters governed by laws other than the NRS, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares, upon issuance in conformity with the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Scott Doney
Scott Doney, Esq.

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CONSENT

I HEREBY CONSENT to the use of my opinion and reference in “Experts” in connection with the Registration Statement on Form S-1 Registration Statement and any amendments thereto filed with the Securities and Exchange Commission as counsel for the registrant, Logoom Technologies, Inc..

Very truly yours,

/s/ Scott Doney
Scott Doney, Esq

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